SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2002

USEC Inc.
(Exact name of registrant as specified in its charter)

Commission file number 1-14287

Delaware	52-2107911
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

2 Democracy Center,
6903 Rockledge Drive, Bethesda MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 564-3200

Item 5. Other Events.

     As a result of the change in fiscal year reported in Item 8 hereof, USEC Inc. (“USEC”) expects to hold its next annual meeting of shareholders in late April 2003, rather than November 2003. In order to be considered for inclusion in USEC’s proxy statement for the next annual meeting of shareholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, proposals from shareholders must be received by the Secretary of USEC at Two Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland 20817 no later than December 31, 2002.

     The change in the deadline for proposal submission was announced in the press release, dated November 21, 2002, attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 21, 2002

Item 8. Change in Fiscal Year.

     On November 15, 2002, the Board of Directors of USEC approved a change of fiscal year end from June 30 to December 31, effective December 31, 2002. A transition report on Form 10-K, including audited consolidated financial statements for the six-month period July 1, 2002 to December 31, 2002, will be filed with the Securities and Exchange Commission in February 2003. In addition, the transition report will include unaudited consolidated condensed financial statements for calendar years ended December 31, 2002, 2001, and 2000 for comparison purposes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

USEC Inc.

November 21, 2002	By	/s/ Henry Z Shelton, Jr. Henry Z Shelton, Jr. Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated November 21, 2002.